UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number 001-39143	84-2769895
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of Alpine Income Property Trust, Inc. (the “Company”) was held on June 24, 2020 at the Company’s corporate office at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida.  At the 2020 Annual Meeting, the Company’s stockholders (i) elected John P. Albright, Mark O. Decker, Jr, M. Carson Good, Andrew C. Richardson, and Jeffrey S. Yarckin to serve as members of the board of directors of the Company until the 2021 Annual Meeting of Stockholders; and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

The proposals below are described in detail in the Company’s definitive proxy statement dated April 27, 2020. The voting results for each proposal were as follows:

Proposal 1 – Election of Directors:

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTE
John P. Albright	4,367,461	168,971	4,960	2,707,550
Mark O. Decker, Jr.	3,314,451	1,221,981	4,960	2,707,550
M. Carson Good	3,144,973	1,391,459	4,960	2,707,550
Andrew C. Richardson	4,412,452	123,979	4,961	2,707,550
Jeffrey S. Yarckin	3,317,039	1,219,392	4,961	2,707,550

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2020:

FOR	AGAINST	ABSTAIN
7,149,608	94,412	4,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2020	Alpine Income Property Trust, Inc.

	By:	/s/John P. Albright
John P. Albright, President and Chief Executive Officer